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                                                                   EXHIBIT 23(h)

                 [SAMSON BELAIR DELOITTE & TOUCHE LETTERHEAD]


November 14, 1996


We consent to the incorporation by reference in this Form S-8 registration statement of Corporate Express, Inc. of our report dated December 5th, 1995 on our audit of the financial statements of Boulevard Office Products Inc. as at October 31, 1995 and for the year ended 1995.

/s/ Samson Belair Deloitte & Touche

Chartered Accountants

Bernard Bougie, C.A.
Partner